Exhibit 99.1

GETTY IMAGES REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2005

Second Consecutive Quarter of Revenue Growth Over 20 Percent

SEATTLE, October 20, 2005 – Getty Images, Inc. (NYSE:GYI), the world’s leading creator and distributor of imagery, today reported results for the third quarter ended September 30, 2005.

•	Revenue grew over 20 percent

•	Creative image volumes increased 15 percent

•	Operating income rose 41 percent and operating margin increased to 32 percent

•	Net income grew 46 percent

•	Earnings per diluted share increased 36 percent to $0.60

“We achieved strong results in the quarter, with record operating income, operating margin and earnings per share,” said Jonathan Klein, Getty Images’ co-founder and CEO. “Our competitive position has never been stronger, and we continue to optimize our business for sustained performance and growth acceleration. We are excited about the accelerated growth rate of our creative imagery business, driven both by volume and price growth, and our resulting market share gains. We also are pleased that our editorial imagery business continues to go from strength to strength. We are carrying our strong momentum into the fourth quarter and are well-positioned for a strong finish to 2005 and a solid 2006.”

Revenue grew 20.2 percent to $184.5 million compared to $153.5 million in the third quarter of 2004. Excluding the effects of changes in currency exchange rates, revenue grew 19.9 percent. Operating income for the third quarter of 2005 grew 40.8 percent to $58.7 million, or 31.8 percent of revenue, compared to $41.7 million, or 27.2 percent of revenue, in the same quarter last year.

Net income for the third quarter grew 46.1 percent to $39.1 million from $26.7 million in the third quarter of 2004. Earnings per diluted share rose 36.4 percent to $0.60 from $0.44 a year earlier.

Gross margin for the quarter was 74.3 percent compared to 72.4 percent in the third quarter of 2004. Selling, general and administrative expenses (SG&A) totaled $63.3 million. As a percentage of revenue, SG&A declined to 34.3 percent from 35.6 percent in the third quarter of 2004.

Cash and short-term investment balances increased to $451.6 million at September 30, 2005, from $418.8 million at June 30, 2005.

For the first nine months of 2005, net cash provided by operating activities was $181.3 million, compared to $138.8 million in the first nine months of 2004. The acquisition of property and equipment was $44.7 million for the first nine months of 2005, compared to $25.7 million for the same period of 2004.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of October 20, 2005. The company currently does not intend to update these forward-looking statements until the next quarterly results announcement.

For the fourth quarter of 2005, the company expects to report revenue in the range of $187 million to $191 million and report earnings per diluted share of $0.60 to $0.62. For 2005, the company expects to report revenue and earnings per diluted share in the range of $735 million to $739 million and $2.24 to $2.27, respectively. The number of fully diluted shares assumed in the earnings per share guidance is approximately 66 million for the fourth quarter and 65 million for the full year.

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Getty Images, Inc.

Third Quarter 2005 Financial Results

Web cast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 1.877.502.9272 (North America) or 1.913.981.5581 (international). A live web cast of the conference call can be accessed from the Investors page in the About Us section of the Getty Images Web site at http://gettyimages.com. The web cast will be archived on the Getty Images Web site and will be available until October 20, 2006. Supplemental statistical information referenced in the conference call will be available in the Investor Relations section of the Web site.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2005 and Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

Contacts:
Investors:	Media:
David Parker	Deb Trevino
Vice President, Investor Relations	Vice President, Communications
206.925.6930	206.925.6474
david.parker@gettyimages.com	deb.trevino@gettyimages.com

Getty Images, Inc.

Third Quarter 2005 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
(In thousands, except per share amounts)
Revenue	$184,516	$153,488	$547,916	$460,327
Cost of sales	47,510	42,344	148,260	127,939

Gross profit	137,006	111,144	399,656	332,388

Selling, general and administrative expenses	63,309	54,661	188,270	163,790
Depreciation	11,759	13,587	36,090	40,731
Amortization	2,744	1,175	6,421	3,360
Other operating expenses	477	8	1,105	9

Operating expenses	78,289	69,431	231,886	207,890

Income from operations	58,717	41,713	167,770	124,498
Investment income	2,787	2,671	8,715	6,465
Interest expense	(433)	(907)	(7,246)	(2,887)
Exchange gains (losses), net	464	147	115	(615)

Income before income taxes	61,535	43,624	169,354	127,461
Income tax expense	(22,475)	(16,892)	(62,196)	(49,491)

Net income	$39,060	$26,732	$107,158	$77,970

Earnings per share
Basic	$0.63	$0.45	$1.75	$1.33
Diluted	0.60	0.44	1.64	1.28

Shares used in computing earnings per share
Basic	61,820	59,406	61,368	58,557
Diluted	65,622	61,257	65,299	60,714

Getty Images, Inc.

Third Quarter 2005 Financial Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	SEPTEMBER 30, 2005	DECEMBER 31, 2004
(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$151,238	$194,752
Short-term investments	300,320	325,958
Accounts receivable, net	110,600	89,272
Prepaid expenses	12,112	10,651
Deferred income taxes, net	8,335	8,335
Other current assets	3,853	2,894

Total current assets	586,458	631,862
Property and equipment, net	128,797	112,501
Goodwill	809,210	628,717
Identifiable intangible assets, net	54,249	13,874
Deferred income taxes, net	9,307	54,652
Other long-term assets	4,515	9,978

Total assets	$1,592,536	$1,451,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$74,856	$67,362
Accrued expenses	42,565	42,810
Income taxes payable	102	3,608
Short-term debt	265,000	—

Total current liabilities	382,523	113,780
Long-term debt	—	265,000
Other long-term liabilities	12,021	9,692

Total liabilities	394,544	388,472

Stockholders’ equity
Common stock	621	607
Additional paid-in capital	1,269,842	1,210,203
Unearned compensation	(4,025)	—
Accumulated deficit	(61,445)	(168,603)
Accumulated other comprehensive (loss) income	(7,001)	20,905

Total stockholders’ equity	1,197,992	1,063,112

Total liabilities and stockholders’ equity	$1,592,536	$1,451,584

Getty Images, Inc.

Third Quarter 2005 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

NINE MONTHS ENDED SEPTEMBER 30,	2005	2004
(In thousands)
Cash flows from operating activities
Net income	$107,158	$77,970
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income taxes	52,957	40,806
Depreciation	36,090	40,731
Amortization of identifiable intangible assets	6,421	3,360
Amortization of debt issuance and exchange costs	6,060	1,431
Bad debt expense	1,569	2,721
Other changes in long-term assets and liabilities	2,194	2,477
Changes in current assets and liabilities, net of effects of business acquisitions
Accounts receivable	(15,461)	(9,009)
Accounts payable	(6,887)	(6,015)
Accrued expenses	(10,215)	(10,816)
Income taxes payable	(600)	(3,931)
Changes in other current assets and liabilities	2,060	(927)

Net cash provided by operating activities	181,346	138,798

Cash flows from investing activities
Acquisition of businesses, net of cash acquired	(231,881)	(22,952)
Acquisition of available-for-sale investments	(77,768)	(225,579)
Proceeds from sale of available-for-sale investments	101,012	90,535
Acquisition of property and equipment	(44,723)	(25,693)
Other investing activities	(594)	—

Net cash used in investing activities	(253,954)	(183,689)

Cash flows from financing activities
Proceeds from the issuance of common stock	33,216	50,967
Debt issuance costs paid	(558)	(191)

Net cash provided by financing activities	32,658	50,776

Effects of exchange rate differences	(3,564)	(64)

Net (decrease) increase in cash and cash equivalents	(43,514)	5,821
Cash and cash equivalents, beginning of period	194,752	140,058

Cash and cash equivalents, end of period	$151,238	$145,879